BlackRock Rinancial Management, Inc.

                    RULE 10f-3 REPORT FORM FOR ADVISERS
                               GuideStone Funds

                     Record Of Securities Purchased
                  Under The Trusts Rule 10f-3 Procedures

1.	Name of Fund: Low Duration Bond Fund

2.	Name of Issuer: XTO Energy Inc.

3.	Underwriter from whom purchased: Lehman Brothers, Inc.

4.	"Affiliated Underwriter" managing or participating in
      underwriting syndicate: [Piper Jaffray & Co. ]

5.	Aggregate principal amount of purchase by all
investment companies advised by the Adviser:   $2,415,000

6.	Aggregate principal amount of offering: $2,250,000,000

7.	Purchase price (net of fees and expenses): 99.988

8.	Offering price at end of first day on which any sales
      were made" 99.988

9.	Date of Purchase: 08/04/08

10.	Date offering commenced: 08/04/08

11.	Commission, spread or profit: [[0.30%]]

12.	Have the following conditions been satisfied:

                                                                  Yes	No
a.	The securities are:
	part of an issue registered under the Securities
      Act of 1933 which is being offered to the public,		_X_	___

      part of an issue of government securities		      	___	___

       Eligible Municipal Securities	                  	___	___

	 sold in an Eligible Foreign Offering; OR		      	___	___

[As of the date of the transaction, BlackRock managed accounts owned more than 5% of the outstanding common shares of Piper Jaffray & Co., making them an affiliate for the purposes of the 1940 Act. As of the date of this certification, BlackRock managed accounts own less than 5% of Piper Jaffray stock and Piper Jaffray is no longer considered an affiliate.]
[[As of the date of the transaction, BlackRock deemed commissions under 1.25% for investment grade corporate debt as comparable to current market activity.]]




                                                                  YES    NO

           sold in an Eligible Rule 144A Offering?	      	___	___

(see the AB Funds Trust Rule 10f-3 Procedures for definitions of the defined terms used herein.)

b.	(1) The securities were purchased prior to the end of
	the first day on which any sales were made, at a
      price that is not more than the price paid by each other
	purchaser of securities in that offering or in any
      concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase
	required by law to be granted to existing security
      holders of the issuer); OR						_X_	___

	(2) If the securities to be purchased were offered
	for subscription upon exercise of rights, such
      securities were purchased on or before the fourth
      day preceding the day on which the rights offering
      terminates?		                                     	___	___

c.	The underwriting was a firm commitment
	underwriting?				      			_X_	___

d.	The commission, spread or profit was reasonable and
	fair in relation to that being received by others for
	underwriting similar securities during the same
      period?	                                          	_X_	___

e.	The issuer of the securities, except for Eligible
      Municipal Securities, and its predecessors have been in
      Continuous operation for not less than three years?		_X_	___

f.	(1) The amount of the securities, other than those
          sold in an Eligible Rule 144A Offering (see below),
          purchased by all of the investment companies advised
          by the Adviser did not exceed 25% of the principal amount
	    of the offering; OR	                               	_X_	___

	(2) If the securities purchased were sold in an Eligible Rule 144A Offering, the amount of such Securities purchased by all of the investment companies
          Advised by the Adviser did not exceed 25% of the total of:

         (i) The principal amount of the offering of such Class sold by underwriters of members of the selling
	        syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1), plus

         (ii) The Principal amount of the offering of such
              Class in any concurrent public offering?      	___	___

g.    (1) No affiliated underwriter of the purchasing Fund
	    was a direct or indirect participant in or beneficiary
	    of the sale; OR				                  _X_	___

                                                                  YES     NO

	  (2) With respect to the purchase of Eligible
            Municipal securities, such purchase was not
            designated as a group sale or otherwise allocated
            to the account of an affiliated underwriter?     	___	___

h.	Information has or will be timely supplied to the
      appropriate officer of the Trust for inclusion on SEC
      Form N-SAR       and quarterly reports to the Trustees?	_X_	___

I have submitted these answers and completed this form based on all available information.

/s/ Spencer Fleming
Name: Spencer Fleming
Title:  Director - Portfolio Compliance
Date:  October 7, 2008